UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

51-0484716

(I.R.S. Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio 44114

(216) 706-2939

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Issuance of Senior Subordinated Notes; Indenture

On October 6, 2009, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), issued $425 million in aggregate principal amount of its 7 3/4% Senior Subordinated Notes due 2014 (the “Notes”) at an issue price of 97.125% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and to persons outside the United States under Regulation S under the Securities Act of 1933, as amended. The Notes were issued pursuant to an indenture dated as of October 6, 2009 (the “Indenture”) among TransDigm, as issuer, TD Group and the subsidiaries of TransDigm named therein as guarantors and The Bank of New York Trust Company, N.A., as trustee.

The Notes bear interest at the rate of 7 3/4% per annum, which accrues from October 6, 2009 and is payable semiannually in arrears on January 15 and July 15 of each year, commencing on January 15, 2010. The Notes mature on June 15, 2014, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

TransDigm may redeem some or all of the Notes at any time after October 6, 2009 at the redemption prices specified in the Indenture. If TD Group or TransDigm experiences specific kinds of changes in control or TD Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm must offer to repurchase the Notes on the terms set forth in the Indenture.

The Notes are subordinated to all of TransDigm’s existing and future senior debt, rank equally with all of its existing and future senior subordinated debt and rank senior to all of its future debt that is expressly subordinated to the Notes. The Notes are guaranteed on a senior subordinated unsecured basis by TD Group and its wholly owned domestic subsidiaries named in the Indenture. The guarantees of the Notes are subordinated to all of the guarantors’ existing and future senior debt, rank equally with all of their existing and future senior subordinated debt and rank senior to all of their future debt that is expressly subordinated to the guarantees of the Notes. The Notes are structurally subordinated to all of the liabilities of TD Group’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit TD Group’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TD Group or TransDigm, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Notes, TransDigm, TD Group, TransDigm’s subsidiary guarantors party thereto, and Credit Suisse Securities (USA) LLC as representative for the initial purchasers listed therein, entered into a registration rights agreement, dated October 6, 2009 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, TransDigm and the guarantors agreed, for the benefit of the holders of the Notes, that they will file with the Securities and Exchange Commission (the “SEC”) within 180 days after the date the Notes are issued, and use their commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Under certain circumstances, including, if applicable, interpretations of the staff of the SEC, if TransDigm is not permitted to effect the exchange offer, TransDigm and the guarantors will use their reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the second anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold.

If the exchange offer registration statement is not filed by April 6, 2010, the shelf registration statement is not filed within 60 days after the date on which the obligation to file the shelf registration statement arises, the exchange offer registration statement or, if required, the shelf registration statement is not declared effective by the SEC by July 5, 2010, the exchange offer is not completed within 40 days after the filing of the exchange offer registration statement (or, if required, the shelf registration statement is not declared effective within 60 days after the filing of the shelf registration statement), or after either the exchange offer registration statement or the shelf registration statement is declared or becomes effective, such registration statement ceases to be effective or usable, TransDigm will pay additional interest at the rate of $0.05 per week per $1,000 principal amount of Notes for the first 90-day period immediately following, and increasing by an additional $0.05 per week per $1,000 principal amount of Notes for each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, at which time the interest rate will revert to the original interest rate on the date the Notes were originally issued.

The foregoing descriptions of the terms of the Indenture and the Registration Rights Agreement are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2009, the Compensation Committee of the Board of Directors of TD Group approved the Second Amended and Restated TransDigm Group Incorporated 2006 Stock Incentive Plan Dividend Equivalent Plan. The plan was amended and restated to clarify certain provisions of the amended and restated plan regarding the issuance of dividend equivalent rights in cash to holders of options under TD Group’s 2006 Stock Incentive Plan, as amended, under certain circumstances. A copy of the foregoing plan is attached to this Report as Exhibit 10.1.

On October 5, 2009, the Board of Directors of TD Group approved the Third Amended and Restated TransDigm Group Incorporated 2003 Stock Option Plan Dividend Equivalent Plan. The plan amendments conform to those made in connection with the Second Amended and Restated TransDigm Group Incorporated 2006 Stock Incentive Plan Dividend Equivalent Plan described in the preceding paragraph and apply to options granted under TD Group’s Fourth Amended and Restated 2003 Stock Option Plan, as amended (the “2003 Stock Option Plan”). A copy of the foregoing plan is attached to this Report as Exhibit 10.2.

On October 5, 2009, the Board of Directors of TD Group approved the First Amendment to an Amended and Restated Stock Option Agreement between Michael Graff and TD Group dated June 2004 (the “Option Agreement”). The options granted under the Option Agreement were not granted under TD Group’s stock option plan, but the Option Agreement included provisions consistent with TD Group’s dividend equivalent rights available to holders of options under the 2003 Stock Option Plan at the time of execution of the Option Agreement. The dividend equivalent rights of the holders of options under the 2003 Stock Option Plan have since been amended, including as described in the preceding paragraph. The amendment is designed to make Mr. Graff’s dividend equivalent rights conform to those of holders of vested options under the 2003 Stock Option Plan. A copy of the Option Agreement and the First Amendment thereto are attached to this Report as Exhibit 10.3.

The foregoing descriptions of the terms of these agreements are qualified in their entirety by the full text of these agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3.

Item 8.01.	Other Events.

On October 6, 2009, TD Group also announced that its board of directors authorized and declared a one-time special cash dividend of $7.65 on each outstanding share of common stock. The record date for the special dividend is October 16, 2009, and the payment date for the dividend is October 26, 2009. A copy of the press release is furnished pursuant to this Item 8.01 as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of October 6, 2009, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of October 6, 2009, among TransDigm Inc., as issuer, TransDigm Group Incorporated, the subsidiary guarantors party thereto, and Credit Suisse Securities (USA) LLC as representative for the initial purchasers listed therein.

10.1	Second Amended and Restated TransDigm Group Incorporated 2006 Stock Incentive Plan Dividend Equivalent Plan, dated October 5, 2009.

10.2	Third Amended and Restated TransDigm Group Incorporated 2003 Stock Option Plan Dividend Equivalent Plan, dated October 5, 2009.

10.3	Amended and Restated Stock Option Agreement, between TransDigm Group Incorporated and Michael Graff, dated June 2004 and First Amendment, dated October 5, 2009.

99.1	Press Release of TransDigm Group Incorporated, dated October 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2009

TRANSDIGM GROUP INCORPORATED

By:	/S/ GREGORY RUFUS
Name:	Gregory Rufus
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of October 6, 2009, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of October 6, 2009, among TransDigm Inc., as issuer, TransDigm Group Incorporated, the subsidiary guarantors party thereto, and Credit Suisse Securities (USA) LLC as representative for the initial purchasers listed therein.

10.1	Second Amended and Restated TransDigm Group Incorporated 2006 Stock Incentive Plan Dividend Equivalent Plan, dated October 5, 2009.

10.2	Third Amended and Restated TransDigm Group Incorporated 2003 Stock Option Plan Dividend Equivalent Plan, dated October 5, 2009.

10.3	Amended and Restated Stock Option Agreement, between TransDigm Group Incorporated and Michael Graff, dated June 2004 and First Amendment, dated October 5, 2009.

99.1	Press Release of TransDigm Group Incorporated, dated October 6, 2009.